Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-270248) on Form S-3 ASR and (Nos. 333-211787, 333-167623, 333-143126, 333-143125, 333-143124 and 333-119987) on Form S-8 of CubeSmart and (No. 333-270248-01) of CubeSmart, L.P. of our reports dated February 28, 2025, with respect to the consolidated financial statements of CubeSmart and CubeSmart, L.P. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 28, 2025